Exhibit 99.1

Venu Holding Corporation Reports First Quarter 2025 Financial Results

Total assets increased $34,000,000 to over $212,000,000

VENU Accelerates Expansion, Launches New Partnerships, and Strengthens Market Leadership

Colorado Springs, CO- May 15, 2025 - (BUSINESS WIRE) Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer, owner, and operator of upscale live music venues and premium hospitality destinations, announced today its first quarter 2025 results for the period ended March 31, 2025.

“We entered 2025 with the pedal to the metal, and Q1 proved what we’ve known all along: our model works, our fans are hungry, and the market is ours to take,” says J.W. Roth Founder, Chairman, and CEO of VENU. “We had our strongest quarter yet in record-setting Luxe FireSuite sales, and a development pipeline that’s firing on all cylinders across Texas, Oklahoma, Colorado, and beyond.

We’re transforming communities, not just with venues, but with full-scale entertainment ecosystems that generate jobs, drive tourism, and deliver unforgettable memories—year-round. From launching our game-changing multi-season amphitheater model to locking in partnerships with Ryan, Connect Partnership Group, and Sands Investment Group, we’ve built an engine designed to scale faster and smarter than anyone in the game.

And the momentum? It’s just getting started. We’re planning to bring a state-of-the art intimate concert hall and restaurant to Centennial, Colorado. We’ve doubled down in El Paso with an increased private investment commitment and an expanded development site. We’re giving investors new ways to own a piece of all that we are building through NNN real estate, and our planned Reg A offering launching in a few weeks. And with industry legends like Vic Sutter and Tom Finke joining our team, our roster has never been stronger.”

Roth continued “VENU is redefining what live entertainment looks like across the nation. So, buckle up—because what’s coming next is bigger, louder, and more world-class than anything this industry has ever seen.”

First Quarter 2025 Financial Highlights

●	Total assets increased $34,464,672 at 19% to $212,882,187 as of March 31, 2025, up from $178,417,515 at December 31, 2024.

●	Property and equipment increased 33% to $182,906,195 as of March 31, 2025, up from $137,215,936 at December 31, 2024.

●	Luxe FireSuite and Aikman Club sales reached $38.7 million for the three months ended March 31, 2025.

○	Since launching in late February, Venu’s Luxe FireSuites fractional ownership model—offering suite access at Sunset McKinney and Sunset Broken Arrow with 25% down and 20-year financing, has generated $12.5 million in sales through March 31, 2025, out of the $38.7 million total offering.

Operational Highlights for Q1 and Subsequent Events:

●	Launched a transformative multi-season venue configuration model, enabling year-round operations across upcoming and future amphitheaters in McKinney, TX; El Paso, TX; Broken Arrow, OK; and Oklahoma City, OK, unlocking new revenue and margin expansion opportunities.

●	Under contract to acquire a strategic site in Centennial, Colorado, to expand VENU’s iconic mid-size indoor venue brand with plans to transform the property into a $40 million entertainment campus featuring The Hall at Bourbon Brothers and a Bourbon Brothers Smokehouse & Tavern.

○	This development also marks the debut of VENU’s exclusive Luxe FireSuite fractional ownership opportunities, bringing these coveted experiences indoors for the first time.

●	Expanded partnership with the City of El Paso, with a $100 million minimum investment commitment and securing a 20-acre development footprint for the future Sunset Amphitheater El Paso, projected to open in 2026.

●	Announced a strategic national expansion partnership with Ryan, LLC to accelerate public-private partnership development, fast-tracking market entry into top-performing U.S. growth markets.

●	Introduced a new structured financing model for Luxe FireSuites, expanding access to exclusive ownership opportunities while driving accelerated sales across the Company’s expanding portfolio.

●	Partnered with Connect Partnership Group to lead corporate sponsorship sales, enhancing VENU’s ability to potentially capture new sponsorship revenues across its expanding venue network.

●	Filed an Offering Statement under Regulation A1 for an anticipated offering designed to offer institutional, and retail investors an opportunity to own a piece of all that VENU is building through a tiered ownership, not only delivering equity, but exclusive benefits at every level.

●	Formed a nationwide partnership with Sands Investment Group to introduce triple-net (NNN) real estate investment opportunities in VENU’s Luxe FireSuites to qualified investors.

●	Expanded executive leadership with the appointment of Vic Sutter, a Live Nation veteran, as Executive Vice President of Operations to drive operational excellence, hospitality innovation, and premium guest experiences.

●	Strengthened the Board of Directors with the appointment of financial industry leader Thomas M. Finke, former Chairman and CEO of Barings, LLC, to support corporate governance and capital markets strategy.

CONFERENCE CALL DETAILS

Thursday, May 15, 2025, 4:30 p.m. Eastern Time
USA/Canada Toll-Free Dial-In Number: (800) 715-9871
International Toll Dial-In Number: +1 (646) 307-1963
Conference ID: 9521412
Webcast Replay - available through May 15, 2026, at https://investors.venu.live

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), founded by Colorado Springs entrepreneur and 2023 VenuesNow All-star, J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, artist-centric, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 9,570-seat Ford Amphitheater. Expanding with new multi-season Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the premium live entertainment experience. Click here to view our company overview.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit venu.live

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

1Legal Disclaimer: An offering statement related to these securities has been filed with the Securities and Exchange Commission but has not become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement is qualified. No money or other consideration is being solicited in connection with this information, and if sent in response will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A under the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person’s indication of interest involves no obligation or commitment of any kind. A copy of the preliminary offering circular for the offering may be obtained on the SEC’s web site under the Company’s filings at www.sec.gov.

Media Relations

Chloe Hoeft

Venu Holding Corporation (“VENU”)

719-895-5470

choeft@venu.live

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in US Dollars)

	As of
	March 31,	December 31,
	2025	2024
ASSETS	Unaudited	Audited
Current assets
Cash and cash equivalents	$24,663,106	$37,969,454
Inventories	201,027	225,283
Prepaid expenses and other current assets	917,567	850,951
Total current assets	25,781,700	39,045,688
Other assets
Property and equipment, net	182,906,195	137,215,936
Intangible assets, net	194,596	211,276
Operating lease right-of-use assets, net	1,264,926	1,351,600
Investment in EIGHT Brewing	1,999,999	-
Investment in related party	550,000	550,000
Security and other deposits	184,771	43,015
Total other assets	187,100,487	139,371,827
Total assets	$212,882,187	$178,417,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,791,249	$7,283,033
Accrued expenses	701,027	3,556,819
Accrued payroll and payroll taxes	287,287	262,387
Deferred revenue	2,004,606	1,528,159
Current portion of convertible debt	-	9,433,313
Current portion of operating lease liabilities	367,705	364,244
Current portion of long-term debt	333,818	2,101,501
Total current liabilities	9,485,692	24,529,456

Long-term portion of operating lease liabilities	930,226	1,020,604
Long-term licensing liability and other liabilities	8,800,000	7,950,000
Long-term convertible debt	15,488,291	-
Long-term debt, net of current portion	38,845,957	14,100,217
Total liabilities	$73,550,166	$47,600,277
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par - 5,000,000 authorized, none issued or outstanding	-	-
Common stock, $0.001 par - 144,000,000 authorized, 37,503,341 issued and outstanding at	37,504	37,472
March 31, 2025 and 37,471,465 issued and outstanding at December 31, 2024
Class B common stock, $0.001 par - 1,000,000 authorized, 379,990 issued and outstanding at	379	379
March 31, 2025 and December 31, 2024
Additional paid-in capital	145,253,067	144,546,368
Accumulated deficit	(65,424,938)	(47,361,208)
	$79,866,012	$97,223,011
Treasury Stock, at cost - 276,245 shares at March 31, 2025 and December 31, 2024	(1,500,076)	(1,500,076)
Total Venu Holding Corporation and subsidiaries equity	$78,365,936	$95,722,935
Non-controlling interest	60,966,085	35,094,303
Total stockholders’ equity	$139,332,021	$130,817,238
Total liabilities and stockholders’ equity	$212,882,187	$178,417,515

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US Dollars)

Unaudited	For the three months ended
	March 31,
	2025	2024
Revenues
Restaurant including food and beverage revenue, net	$2,044,916	$2,580,102
Event center ticket and fees revenue, net	980,439	1,324,895
Rental and sponsorship revenue, net	473,804	34,746
Total revenues, net	$3,499,159	$3,939,743
Operating costs
Food and beverage	497,840	604,555
Event center	724,064	591,282
Labor	998,947	1,067,398
Rent	364,377	296,458
General and administrative	6,740,311	4,174,817
Equity compensation	11,340,620	9,565,554
Depreciation and amortization	1,375,364	606,464
Total operating costs	$22,041,523	$16,906,528

Loss from operations	$(18,542,364)	$(12,966,785)

Other income (expense), net
Interest expense	(1,050,372)	(404,965)
Other expense	-	(2,500,000)
Interest income	127,486	25,731
Other income	32,500	30,000
Total other expense, net	(890,386)	(2,849,234)

Net loss	$(19,432,750)	$(15,816,019)

Net loss attributable to non-controlling interests	(1,369,020)	(217,081)

Net loss attributable to common stockholders	$(18,063,730)	$(15,598,938)

Weighted average number of shares of Class B common stock, outstanding, basic and diluted	379,990	1,754,959
Basic and diluted net loss per share of Class B common stock	$(0.48)	$(0.47)

Weighted average number of shares of Class C common stock, outstanding, basic and diluted	-	26,790,416
Basic and diluted net loss per share of Class C common stock	$-	$(0.47)

Weighted average number of shares of Class D common stock, outstanding, basic and diluted	-	4,565,870
Basic and diluted net loss per share of Class D common stock	$-	$(0.47)

Weighted average number of shares of Common stock, outstanding, basic and diluted	37,488,778	-
Basic and diluted net loss per share of Common stock	$(0.48)	$-

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US Dollars)

	For the three months ended March 31,
	2025	2024
Net loss	$(19,432,750)	$(15,816,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity issued for interest on convertible debt	218,760	-
Equity based compensation	11,340,620	9,565,554
Project abandonment loss	-	143,285
Amortization of debt discount	641,609	278,946
Non cash lease expense	92,107	123,240
Noncash financing expense	-	2,500,000
Depreciation and amortization	1,375,364	606,464
Noncash interest	-	25,206
Changes in operating assets and liabilities:
Inventories	24,256	(31,961)
Prepaid expenses and other current assets	(66,616)	73,205
Security deposit	(141,756)	(3,687,255)
Accounts payable	(1,491,784)	1,750,387
Accrued expenses	(2,855,792)	(141,381)
Accrued payroll and payroll taxes	24,900	14,073
Deferred revenue	476,447	(200,764)
Operating lease liabilities	(92,350)	(114,848)
Licensing liabilities	850,000	2,200,000
Net cash used in operating activities	(9,036,985)	(2,711,868)
Cash flows from investing activities
Purchase of property and equipment	(22,048,943)	(8,946,836)
Investment in EIGHT Brewing	(1,999,999)	-
Net cash used in investing activities	(24,048,942)	(8,946,836)
Cash flows from financing activities
Proceeds from sale of non-controlling interest equity	15,967,250	10,375,000
Distributions to non-controlling shareholders	(105,426)	(124,050)
Principal payments on long-term debt	(82,245)	(74,614)
Proceeds from issuance of shares	-	20,088,200
Proceeds from exercise of warrants	-	40
Payment of promissory note	(2,000,000)	-
Receipt of convertible promissory note	6,000,000	-
Net cash provided by financing activities	19,779,579	30,264,576
Net (decrease) increase in cash and cash equivalents	(13,306,348)	18,605,872
Cash and cash equivalents, beginning	37,969,454	20,201,104
Cash and cash equivalents, ending	$24,663,106	$38,806,976
Cash paid for interest	$139,119	$96,399
Supplemental disclosure of non-cash operating, investing and financing activities:
Property acquired via convertible debt	$-	$3,521,976
Property acquired via promissory note	$25,000,000	$-
Debt discounts - warrants	$526,329	$3,000,140